Exhibit 10.18

Loan Agreement

Party A (Borrower): Zhejiang Red Green Blue Education Group Co., Ltd

Party B (Lender): Shaoxing China Textile City Middle School

After fair negotiations, the parties have agreed on the following terms, and the parties agree to abide by the following agreement:

1. Party B shall loan to Party A the amount of 2,353,391.89RMB, to be transfered to Party A before March 24, 2011.

2. Loan interest: None.

3. Loan term: For the total period of three (3) month, starting March 24, 2011 and ending on June 23, 2011.

4. Repayment date and method: June 23, 2011.

5. Breach of contract:

6. Dispute resolution:

a. The parties shall resolve through consultation, if consultation fails, the parties agrees to submit to Shaoxing City People’s Court ( terms including plaintiff, defendant, subject matter,  agreement signing location, agreement execution location and etc shall not be a violation to any area or level jurisdiction).

b. Submit to Shaoxing City Arbitration Committee for arbitration.

7. This agreement shall be effective as of the date of signing. This agreement shall have 2 copies with the same format, each party holds one copy, and both shall be legally binding equally.

Party A

Zhejiang Red Green Blue Education Group Co., Ltd

<Seal>
2011/3/24

Party B

Shaoxing China Textile City Middle School
<Seal>
2011/3/24